EXHIBIT 99.1
GRANT PARK WEEKLY PERFORMANCE STATISTICS * 7/4/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.85%	0.89%	18.48%
Class B Units	0.84%	0.88%	17.96%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED JULY 4, 2008

Grant Park registered gains this past week.  Profits were mostly attributed to the energy and equity indices markets, while setbacks were primarily attributed to the currency sector.  After last week’s performance, Grant Park is up an estimated 0.89% month-to-date and up 18.48% year-to-date in the Class A units, and up an estimated 0.88% month-to-date and up 17.96% year-to-date in the Class B units.

For the second week in a row, Grant Park’s best performing positions were in the energy sector.   Long positions in the natural gas and crude oil markets were the most profitable as they benefited greatly from strong uptrends.  Although a declining U.S. dollar in the early part of the week surely had an impact on energy prices, a number of fundamental factors were the primary drivers of the price surge.  Supply constraints in the crude oil markets continue to be an ongoing concern.  The biggest jump in the crude markets came on Wednesday after a top U.S. military officer hinted at the possibility of an Israeli attack on Iran’s nuclear facilities by year-end.  Analysts close to the markets have said that military actions in the Middle East could destabilize the region further, and have drastic effects on the oil markets.  In Nigeria, renewed promises of further attacks from rebel group MEND (The Movement for the Emancipation of the Niger Delta) surfaced as one of their captured leaders is to be tried in the coming weeks on a number of charges including, but not limited to, treason, terrorism, and piracy.

Also profitable this past week were short positions in both the international and domestic equity indices markets.  In response to a growing fear of inflation and sky-rocketing commodity and energy prices, investors caused a massive global sell-off as they looked to escape the volatile markets.  According to one analyst, last week’s investor evacuation from the equity markets was the biggest “flight to safety” situation since the panic of the buyout of Bear Stearns this past March.  With U.S. markets closed on July 4th, European and Asian markets endured the bulk of the selling, and Grant Park’s short positions, especially in the German Dax, benefited.  Further adding to the sell-off was fleeting confidence in some of the world’s biggest firms including America’s General Motors and the German Pharmaceutical company, Merck KGaA.

Lastly, Grant Park’s short dollar positions in the currency markets started the week out strong, but finished the past week experiencing some minor setbacks.  The release of the latest U.S. unemployment data Thursday was not as negative as expected which gave the greenback a slight boost against many of its major counterparts, especially the euro.  Further driving the decline in the euro was Thursday’s announcement by ECB President Jean-Claude Trichet

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

that European interest rates would be raised 25 basis points.  During his speech, Mr. Trichet alluded to the fact that the most recent interest rate hike may not be accompanied by further increases, which caused many speculators to question whether such a small change in monetary policy would be sufficient to halt the region’s sky-rocketing inflation.  This ongoing concern regarding the European economy, coupled with the most recent dips in the European equity indices, weighed heavily on the euro, pushing it downwards against Grant Park’s long positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com